RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: Latham & Watkins LLP 650 Town Center Drive 20th Floor Costa Mesa, CA 92626 Attention: Andrew L. Dawson, Esq.

AMENDMENT OF LOAN DOCUMENTS
THIS AMENDMENT OF LOAN DOCUMENTS (this “Amendment”) is made as of this __ day of July, 2004, by and among HERITAGE HILLS RETIREMENT, INC., a North Carolina corporation (“Grantor”), EMERITUS CORPORATION, a Washington corporation (“Guarantor”), and HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (“Beneficiary”).
RECITALS
A.   Beneficiary funded a loan (the “Loan”) to Grantor in the original principal amount of Three Million Nine Hundred Ninety-One Thousand One Hundred Ninety and 00/100 Dollars ($3,991,190.00), which Loan is evidenced by that certain Secured Promissory Note dated January 26, 1996 (the “Original Note”), executed by Grantor, as maker, and payable to the order of Beneficiary, as payee, in the same original principal amount, together with interest thereon as more particularly set forth in the Original Note. Concurrently herewith, Grantor, as maker, is entering into an Amended and Restated Note (the “Amended and Restated Note”), amending and restating the Original Note in its entirety. The Original Note, as amended and restated by the Amended and Restated Note, is referred to herein as the “Note.”
B.   Grantor’s obligations under and in connection with the Loan and the Note are secured by, among other things, that certain Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, dated as of January 26, 1996 (the “Original Deed of Trust”), executed by Grantor, as grantor, to Chicago Title Insurance Company, as trustee, for the benefit of Beneficiary, as beneficiary, as amended by an Amendment to Deed of Trust dated April 25, 1996 (the “Deed of Trust Amendment,” and together with the Original Deed of Trust, the “Deed of Trust”). Pursuant to the Deed of Trust, Grantor granted to Beneficiary a lien on certain real and personal property of Grantor more particularly described in the Deed of Trust (the “Mortgaged Property”). The Deed of Trust was recorded on February 1, 1996, in the Office of the Registrar of Deeds for Henderson County, State of North Carolina (“Official Records”), in Book 644, Page 137, and the Deed of Trust Amendment was recorded on _________________, in the Office of the Registrar of Deeds for Henderson County, State of
|
1

North Carolina (“Official Records”), in Book ____, Page ____. A legal description of the real property encumbered by the Deed of Trust is attached hereto as Exhibit A.
C.   In connection with the Loan, Grantor, Guarantor and Beneficiary entered into a Loan Agreement dated as of January 26, 1996 (the “Loan Agreement”), and Grantor also executed an Indemnity Agreement, dated as of January 26, 1996, in favor of Beneficiary, as lender (the “Indemnification Agreement”).
D.    Guarantor guaranteed Grantor’s obligations under the Note, the Deed of Trust, the Loan Agreement and the Indemnification Agreement pursuant to the terms of a Guaranty dated January 26, 1996 in favor of Beneficiary (the “Guaranty”).
E.   The Deed of Trust, the Loan Agreement, the Guaranty, the Indemnification Agreement and all other documents evidencing or securing the Loan, as the same may be modified, supplemented, amended, substituted or replaced, are referred to herein, collectively, as the “Loan Documents.” Terms with initial capitalized letters used herein and not otherwise defined herein shall have the meanings given to such terms in the Deed of Trust.
F.   Grantor has now requested the agreement of Beneficiary to amend certain of the Loan Documents in certain aspects. Beneficiary is willing to amend the Loan Documents in such aspects, but only upon the terms and conditions set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Reaffirmation of Loan Documents; No Change in Priority. Except as amended hereby, the Loan Documents shall remain in full force and effect, unchanged and in all respects, ratified, reaffirmed and confirmed. Nothing contained herein shall affect the priority of the Deed of Trust or any other Loan Document over other liens, charges, encumbrances or conveyances.
Amendments to Loan Documents. The following Loan Documents shall be amended in the following particulars:
All Loan Documents.
Notices. The address of Grantor, Guarantor and Beneficiary for all purposes under the Loan Documents, as amended hereby, shall be as follows:
To Grantor:   Heritage Hills Retirement, Inc.
c/o Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention:   Raymond R. Brandstrom
Facsimile:   (206) 301-4500
|
2

With a copy to:
   The Nathanson Group, PLLC
1520 Fourth Ave., Sixth Floor
Seattle, Washington 98101
Attn: Randi S. Nathanson, Esq.
Fax No.: (206) 623-1738

To Guarantor:            Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention:   Raymond R. Brandstrom
Facsimile:   (206) 301-4500

With a copy to:
   The Nathanson Group, PLLC
1520 Fourth Ave., Sixth Floor
Seattle, Washington 98101
Attn: Randi S. Nathanson, Esq.
Fax No.: (206) 623-1738

   To Beneficiary:       Health Care Property Investors, Inc.
                   3760 Kilroy Airport Way, Suite 300
                   Long Beach, California 90806
                   Attention:   Legal Department

   With a copy to:       Latham & Watkins LLP
                   650 Town Center Drive, 20th Floor
                   Costa Mesa, California 92626
                   Attention:    David C. Meckler, Esq.

Note. All references in the Loan Documents to the “Note” shall mean the Note (i.e., the Original Note, as amended and restated by the Amended and Restated Note).
Deed of Trust. All references in the Deed of Trust to (i) the “Loan Agreement” shall mean the Loan Agreement, as hereby amended, and (ii) the “Loan Documents” shall mean the Loan Documents, as hereby amended.
Loan Agreement. All references in the Loan Agreement to (i) the “Loan Documents” shall mean the Loan Documents, as hereby amended, (ii) the “Deed of Trust” shall mean the Deed of Trust, as hereby amended, (iii) the “Environmental Indemnity” shall mean the Indemnification Agreement, as hereby amended and (iv) the “Emeritus Guaranty” shall mean the Guaranty, as hereby amended.
Indemnification Agreement. All references in the Indemnification Agreement to (i) the “Deed of Trust” shall mean the Deed of Trust, as hereby amended, (ii) the “Loan Agreement” shall mean the Loan Agreement, as hereby amended and (iii) the “Loan Documents” shall mean the Loan Documents, as hereby amended.
|
3

Guaranty. All references in the Guaranty to (i) the “Deed of Trust” shall mean the Deed of Trust, as hereby amended, and (ii) the “Loan Documents” shall mean the Loan Documents, as hereby amended.
Costs and Expenses. Any and all costs arising out of or as a result of this Amendment, including, without limitation all costs of Beneficiary, fees charged by Beneficiary’s outside legal counsel in connection herewith, costs of recordation, title insurance endorsements or policies, and escrow fees, shall be paid by Grantor, on or prior to the recordation of this Amendment in the Official Records, but in no event shall any such costs be borne by Beneficiary.
Governing Law. The terms and provisions of this Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina, without reference to choice of laws provisions.
Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, trustees (including bankruptcy trustees), receivers, successors and assigns, subject in each case to the limitations on assignments, transfers and other conveyances of the Mortgaged Property as provided in the Deed of Trust, as amended hereby. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.
Attorney’s Fees. If any party brings an action or proceeding to enforce or declare its rights under the terms of this Amendment, the prevailing party in such proceeding shall be entitled to reasonable attorney’s fees (or the reasonable value of in-house counsel) and costs, whether or not such action or proceeding is pursued to decision or judgment.
Representations and Warranties. As of the date hereof, each of Grantor and Guarantor represent and warrant to Beneficiary as follows:
Each of Grantor and Guarantor is duly organized and validly existing under the laws of its state of organization/formation, is qualified to do business and in good standing in the State of North Carolina and has full power, authority and legal right to execute and deliver this Amendment and to perform and observe the provisions of this Amendment.
This Amendment has been duly authorized, executed and delivered by Grantor and Guarantor, and constitutes and will constitute the valid and binding obligations of Grantor and Guarantor enforceable against Grantor and Guarantor in accordance with its terms, except as such enforceability may be limited by creditors rights, laws and general principles of equity.
|
4

Grantor and Guarantor are solvent, have timely and accurately filed all tax returns required to be filed by Grantor and Guarantor, and are not in default in the payment of any taxes levied or assessed against Grantor or Guarantor or any of their assets, or subject to any judgment, order, decree, rule or regulation of any governmental authority which would, in each case or in the aggregate, adversely affect Grantor’s or Guarantor’s condition, financial or otherwise.
No consent, approval or other authorization of, or registration, declaration or filing with, any governmental authority is required for the due execution and delivery of this Amendment, or for the performance by or the validity or enforceability of this Amendment against Grantor or Guarantor.
The execution and delivery of this Amendment and compliance with the provisions hereof will not result in (i) a breach or violation of (A) any legal requirement applicable to Grantor or Guarantor now in effect; (B) the organizational or charter documents of such party; (C) any judgment, order or decree of any governmental authority binding upon such party; or (D) any agreement or instrument to which such party is a counterparty or by which it is bound; or (ii) the acceleration of any obligation of such party.

[SIGNATURE PAGE FOLLOWS]
|
5

IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Loan Documents as of the day and year first above written.
GRANTOR:	HERITAGE HILLS RETIREMENT, INC., a North Carolina corporation By: /s/ William M. Shorten Its: Director of Real Estate Finance

BENEFICIARY:	HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation By:/s/ Edward J. Henning Its: Senior Vice President

GUARANTOR:	EMERITUS CORPORATION, a Washington corporation By: /s/ William M. Shorten Its: Director of Real Estate Finance

|
6

STATE OF Washington)
           ) ss.
COUNTY OF    King       )

On ____July 28, 2004______________, before me, _Sandra R. Klatt_________, a Notary Public in and for said State, personally appeared _William M. Shorten_____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature    /s/ Sandra R. Klatt

(Seal)

STATE OF California           )
           ) ss.
COUNTY OF    Los Angeles       )

On __July 26, 2004________________, before me, _Sandra Burg___________, a Notary Public in and for said State, personally appeared _Edward J Henning________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature    /s/ Sandra Burg

(Seal)
|
7

STATE OF Washington   ) ss.
COUNTY OF    King       )

On ____July 28, 2004______________, before me, _Sandra R. Klatt_________, a Notary Public in and for said State, personally appeared _William M. Shorten_____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature    /s/ Sandra R. Klatt

(Seal)

|
8

EXHIBIT A

Legal Description

(See Attached)

||
9